EXHIBIT 99.1

The Community Financial Corporation Announces Record Results of 1.18% Return on Average Assets for Fourth Quarter 2020

Fourth Quarter and Full Year 2020 Highlights

  Net Income: Net income totaled $6.1 million for the quarter ended December 31, 2020, or $1.04 per diluted common share, a 42% increase per share compared to net income of $4.1 million or $0.73 per diluted common share for the quarter ended December 31, 2019.
  Overall Profitability: The Company’s return on average assets ("ROAA") and return on average common equity ("ROACE") were 1.18% and 12.51% for the three months ended December 31, 2020 compared to 0.91% and 9.58% for the three months ended December 31, 2019. The Company’s ROAA and ROACE were 0.81% and 8.46% for the twelve months ended December 31, 2020 compared to 0.88% and 9.32% for the twelve months ended December 31, 2019.
  Core Profitability: Pre-tax, pre-provision ("PTPP") ROAA and PTPP ROACE increased to 1.71% and 18.08% for the quarter ended December 31, 2020 compared to 1.43% and 15.14% for the quarter ended December 31, 2019. PTPP ROAA and ROACE were 1.58% and 16.43% for the year ended December 31, 2020 compared to 1.32% and 14.07% for the same period in 2019.
  Loan Deferrals: At December 31, 2020, COVID-19 deferred loans decreased to $35.4 million, 1.75% of assets, or 2.35% of gross loans, excluding U.S. Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans.
  Provision: The Company's provision for loan losses ("PLL") decreased to $0.6 million during the quarter ended December 31, 2020 compared to $2.5 million in the previous quarter. Economic uncertainty from the COVID-19 pandemic resulted in the Company increasing the provision to $10.7 million in 2020 from $2.1 million in 2019.
  Capital Infusion: $20.0 million of 4.75% subordinated debt was issued on October 14, 2020.
  Debt Retirement: The Company used excess liquidity to decrease debt $100.9 million in the fourth quarter of 2020, paying off $85.9 million of the Federal Reserve Paycheck Protection Program Liquidity Facility ("PPPLF") and higher cost Federal Home Loan Bank ("FHLB") advances of $15.0 million.

WALDORF, Md., Feb. 05, 2021 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the fourth quarter and year ended December 31, 2020. Net income for the three months ended December 31, 2020 of $6.1 million, or $1.04 per diluted common share compared with net income of $3.8 million, or $0.64 per diluted common share for the third quarter of 2020, and net income of $4.1 million, or $0.73 per diluted common share for the quarter ended December 31, 2019. The Company reported net income for the year ended December 31, 2020 of $16.1 million, or $2.74 per diluted common share compared to a net income of $15.3 million, or $2.75 per diluted common share for the year ended December 31, 2019. As a result of the COVID-19 pandemic, year to date 2020 earnings were impacted by an increased PLL of $10.7 million compared to $2.1 million for the year ended December 31, 2019.

"The 2020 COVID pandemic presented unprecedented challenges, and I could not be prouder of our team’s response. We helped our community and customers navigate economic uncertainty by originating Paycheck Protection Program loans and providing payment deferrals on our own portfolio loans. At the same time, we increased core profitability by maintaining a stable net interest margin, improving our funding composition, adding non-interest income and controlling expenses. To fortify our balance sheet in light of COVID-19 pandemic credit concerns we increased our allowance for loans losses, resolved multiple OREO assets and strengthened regulatory capital by issuing subordinated debt. We believe the Bank is well-positioned to address potential future charge-offs related to the COVID-19 pandemic. We are optimistic that the Company's 2020 core profitability will result in increased overall profitability in 2021," stated William J. Pasenelli, President and Chief Executive Officer. "Due to the Company's strong balance sheet and increased profitability we intend to increase common stock repurchases in 2021 and increase our quarterly per share dividend 20% to $0.15 for first quarter dividends paid in the second quarter of 2021."

"At December 31, 2020, COVID-19 deferred loans decreased to $35.4 million, 2.35% of portfolio loans or 1.75% of assets. We are encouraged that deferred loans at quarter end were in the lower range of our estimated 2% to 4% reported last quarter. During the fourth quarter, deferral customers returned to normal payments as scheduled with very few exceptions. Additional deferrals granted during the fourth quarter were to customers in industries that continue to require support to weather the pandemic. The overall improvement has been driven by the resilience of our local economy which is tied to the federal government. We will continue to support our communities with the next round of US SBA PPP relief passed by Congress in December 2020," stated James M. Burke, TCFC Executive Vice President and Bank President. "The addition of new customers throughout the pandemic contributed to our success in increasing lower cost transaction deposits in every year the last five years. Non-interest bearing accounts and transaction accounts increased to 20.7% and 79.7% of deposits at December 31, 2020 from 16.0% and 73.9% at December 31, 2019. We will continue to evaluate and, where applicable, rationalize our branch structure and physical footprint while still providing an optimal customer experience."

On October 20, 2020, the Board approved the 2020 stock repurchase plan which authorized the Company to repurchase up to 300,000 shares of the Company’s outstanding common stock using up to $7.0 million of the proceeds the Company raised in its recently completed $20.0 million subordinated debt offering. At that time, the Company expected to limit the capital allocated to repurchases during the fourth quarter of 2020 and the first quarter of 2021 to $0.3 million per quarter, for an aggregate of $0.6 million, while we monitored the impact of the pandemic on asset quality. Based on management's assessment of the adequacy of capital and loan loss reserves at December 31, 2020, the Board has approved up to $1.0 million of repurchases in the first quarter of 2021. If conditions continue to merit repurchases the Company intends to repurchase between $1.0 million and $2.0 million per quarter during 2021.

Results of Operations

	(UNAUDITED)
	Three Months Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change

Interest and dividend income	$17,913	$18,279	$(366)	(2.0)%
Interest expense	1,941	4,566	(2,625)	(57.5)
Net interest income	15,972	13,713	2,259	16.5
Provision for loan losses	600	805	(205)	(25.5)
Noninterest income	2,370	2,213	157	7.1
Noninterest expense	9,472	9,488	(16)	(0.2)
Income before income taxes	8,270	5,633	2,637	46.8
Income tax (income) expense	2,131	1,558	573	36.8
Net income	$6,139	$4,075	$2,064	0.5%

Net interest income increased as funding costs decreased at a faster rate than interest-earning asset repricing. The Company recorded $10.1 million in the provision for loan losses for the nine months ended September 30, 2020 due to the economic uncertainty of the COVID-19 pandemic. The provision for loan losses moderated in the fourth quarter of 2020 and management believes the ALLL at December 31, 2020 is adequate. Noninterest income increased primarily due to increased gains on the sale of investment securities partially offset by lower interest rate protection referral fee income. Noninterest expense was comparable for the periods as lower compensation and benefits and other expenses were offset by increased OREO valuation allowances and FDIC insurance.

	(UNAUDITED)
	Year Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change

Interest and dividend income	$71,073	$72,453	$(1,380)	(1.9)%
Interest expense	10,156	18,919	(8,763)	(46.3)
Net interest income	60,917	53,534	7,383	13.8
Provision for loan losses	10,700	2,130	8,570	402.4
Noninterest income	8,416	5,766	2,650	46.0
Noninterest expense	38,003	36,233	1,770	4.9
Income before income taxes	20,630	20,937	(307)	(1.5)
Income tax expense	4,494	5,665	(1,171)	(20.7)
Net income	$16,136	$15,272	$864	5.7%

Net interest income increased in 2020 as funding costs decreased at a faster rate than interest-earning asset repricing. The economic uncertainty of the COVID-19 pandemic increased the provision for loan losses and noninterest expense. The increase in noninterest expense was primarily attributable to OREO valuation adjustments in connection with sales. Noninterest income increased primarily due to gains on the sale of investment securities and interest rate protection referral fee income. The decrease in income tax expense was due to a change in the Company's state tax apportionment approach that was implemented in the first quarter of 2020 as well as lower pre-tax income.

Net Interest Income

Net interest income increased $2.3 million or 16.5% for the three months ended December 31, 2020 compared to the three months ended December 31, 2019. Net interest margin of 3.40% for the three months ended December 31, 2020 increased 11 basis points from 3.29% for the comparable period. The increase in net interest income resulted primarily from significant decreases in interest expense from lower funding costs. Interest income decreased from significantly lower asset yields partially offset by increased interest income from larger average balances and accelerated loan fee recognition following the forgiveness of PPP loans.

Net interest income increased $7.4 million or 13.8% for the twelve months ended December 31, 2020 compared to the twelve months ended December 31, 2019. Net interest margin of 3.36% for the twelve months ended December 31, 2020 was five basis points higher than the 3.31% for the twelve months ended December 31, 2019. The increase in net interest margin from the twelve months of 2019 resulted primarily from the Company’s interest earning asset yields decreasing at a slower rate than overall funding costs. Interest earning asset yields decreased 56 basis points from 4.48% for the twelve months ended December 31, 2019 to 3.92% for the twelve months ended December 31, 2020. The Company’s cost of funds decreased 65 basis points from 1.22% for the twelve months ended December 31, 2019 to 0.57% for the twelve months ended December 31, 2020.

The sharp decline in interest rates in 2020 not only reduced interest income on floating-rate commercial loans and liquid interest-earning assets, but it also reduced competitive pressures and depositor expectations concerning deposit interest rates. In 2020, due to a slightly liability-sensitive balance sheet, the Company increased its net interest margin in the first quarter. Margins were stable during the second and third quarters and slightly increased during the fourth quarter of 2020 after adjusting for PPP loan and funding activity. Net interest margin increased from 3.27% for the three months ended September 30, 2020 to 3.40% for the three months ended December 31, 2020.

FHLB advances of $30.0 million were repaid early with a 2.2% average rate in the last six months of 2020. Prepayment fees totaled $0.6 million, increasing interest expense $0.1 million and $0.5 million in the three months ended September 30, 2020 and December 31, 2020, respectively.

Some compression of our core net interest margin is probable in 2021 as interest-earning assets begin to reprice faster than interest-bearing liabilities. The Bank's loan growth may slow due to overall economic conditions. Conversely, PPP loan forgiveness will positively impact margins and net interest income in the quarter(s) of forgiveness with the recognition of remaining net deferred fees.

Noninterest Income

Noninterest income increased $0.2 million or 7.1% for the three months ended December 31, 2020 compared to the three months ended December 31, 2019. The increase for the comparable periods was primarily due to gains on the sale of investment securities partially offset by decrease interest rate protection referral fee income. Noninterest income as a percentage of average assets was 0.46% and 0.49%, respectively, for the three months ended December 31, 2020 and 2019.

Noninterest income increased $2.7 million or 46.0% for the twelve months ended December 31, 2020 compared to the twelve months ended December 31, 2019. The increase was primarily due to increased interest rate protection referral fee income of $1.5 million and increased gains on the sale of securities of $1.2 million. Noninterest income as a percentage of assets was 0.42% and 0.33%, respectively, for the twelve months ended December 31, 2020 and 2019. The COVID-19 crisis has impacted spending habits of customers and reduced growth in service fee income as well as curtailed expected commercial loan volume which impacts interest rate protection agreement referral fee opportunities.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2020 was comparable to the three months ended December 31, 2019. Compensation and benefits decreased due to adjustments to incentive compensation accruals. These reductions were partially offset by increases in FDIC insurance and OREO. The increase in FDIC insurance for the fourth quarter of 2020 was due to the application of a $0.2 million FDIC insurance credit taken in the fourth quarter of 2019. Increased OREO expenses reflect management's actions in 2020 to reduce non-performing assets. The Company's projected quarterly expense run rate for the first quarter of 2021 remains between $9.2-$9.4 million.

The Company’s efficiency ratio was 51.64% for the three months ended December 31, 2020 compared to 59.58% for the three months ended December 31, 2019. The Company’s net operating expense ratio was 1.37% for the three months ended December 31, 2020 compared to 1.62% for the three months ended December 31, 2019. The efficiency and net operating expense ratios have improved (decreased) as the Company has been able to generate more noninterest income while controlling expense growth.

Noninterest expense increased $1.8 million or 4.9% for the twelve months ended December 31, 2020 compared to the twelve months ended December 31, 2019. The increase in noninterest expense for the comparable periods was primarily due to increased OREO expenses. In addition, noninterest expense increased for the comparable periods as increases in data processing, professional fees and FDIC insurance were offset by decreases in all other operating expenses including compensation and benefits, occupancy, advertising, depreciation and other expenses. Noninterest expense decreased $0.5 million or 1.3% for the comparable periods if OREO expenses were excluded. Data processing cost increases include the Bank's continued investment in technology with the addition of the nCino Bank Operating System. The Company's investments in technology have slowed the growth of expenses as the asset size of the Bank has increased. Year to date compensation and benefits for the twelve months ended decreased a total of $0.9 million primarily due to the allocation of $0.5 million of deferred costs for U.S. SBA PPP loans originated during the second and third quarters of 2020.

The Company’s efficiency ratio was 54.81% for the twelve months ended December 31, 2020 compared to 61.10% for the twelve months ended December 31, 2019. The Company’s net operating expense ratio was 1.49% at December 31, 2020 compared to 1.75% at December 31, 2019. The efficiency and net operating expense ratios have improved (decreased) as the Company has been able to generate more noninterest income while controlling expense growth.

Income Tax Expense

For the year ended December 31, 2020 the effective tax rate was 21.8%.The Company's new state tax apportionment approach was implemented during the first quarter of 2020 and included the impact of amended income tax filings of the Company and Bank. Management evaluated the tax position and determined the change in tax position qualified as a change in estimate under FASB ASC Section 250. The following table shows a breakdown of income tax expense for the year ended December 31, 2020 split between the apportionment adjustment and a normalized 2020 income tax provision:

	(UNAUDITED)
	For the Year Ended December 31, 2020
(dollars in thousands)	Tax Provision	Effective Tax Rate
Income tax apportionment adjustment	$(743)	(3.6)%
Income taxes before apportionment adjustment	5,237	25.4%
Income tax expense as reported	$4,494	21.8%

Income before income taxes	$20,630

Balance Sheet

Assets

Total assets increased $228.9 million, or 12.7%, to $2.0 billion at December 31, 2020 compared to total assets of $1.8 billion at December 31, 2019, primarily due to increased net loans of $149.0 million with U.S. SBA PPP loans accounting for $108.0 million of the increase. In addition, investments increased $37.4 million, OREO decreased $4.7 million, cash increased $44.6 million and all other assets increased $2.6 million. The Company’s loan pipeline was approximately $134.0 million at December 31, 2020.

During the fourth quarter of 2020, total net loans, which include portfolio loans and U.S. SBA PPP loans, decreased 3.2% annualized or $13.0 million from $1,607.1 million at September 30, 2020 to $1,594.1 million at December 31, 2020. Gross portfolio loans increased 2.1% annualized or $7.7 million from $1,496.5 million at September 30, 2020 to $1,504.3 million at December 31, 2020. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

Non-owner occupied commercial real estate as a percentage of risk-based capital at December 31, 2020 and December 31, 2019 were $695.8 million or 316% and $639.1 million or 320%, respectively. Construction loans as a percentage of risk-based capital at December 31, 2020 and December 31, 2019 were $139.2 million or 63% and $147.2 million or 74%, respectively. Regulatory loan concentrations decreased in the fourth quarter of 2020 from the investment of $10.0 million in the Bank from the issuance of subordinated debt of $20.0 million on October 14, 2020.

Funding

The Bank uses retail deposits and wholesale funding. Retail deposits continue to be the most significant source of funds totaling $1,737.6 million or 98.0% of funding at December 31, 2020 compared to $1,510.8 million or 97.0% of funding at December 31, 2019. Wholesale funding, which consisted of FHLB advances and brokered deposits was $35.3 million or 2.0% of funding at December 31, 2020 compared to $46.4 million or 3.0% of funding at December 31, 2019.

Total deposits increased $233.8 million or 15.5% at December 31, 2020 compared to December 31, 2019. The increase comprised a $274.1 million increase to transaction deposits offsetting a $40.3 million decrease to time deposits. Non-interest-bearing demand deposits increased $120.9 million or 50.1% at December 31, 2020, representing 20.74% of deposits, compared to 15.95% of deposits at December 31, 2019. The Bank increased on-balance sheet liquidity as deposit balances increased compared to the prior year. Customer deposit balances increased due to new customer acquisitions as well as lower levels of consumer and business spending related to the COVID-19 pandemic.

Stockholders' Equity and Regulatory Capital

During the twelve months ended December 31, 2020, total stockholders’ equity increased $16.5 million due to net income of $16.1 million, an increase in accumulated other comprehensive income of $3.0 million due to increased unrealized gains in the investment portfolio and net stock related activities in connection with stock-based compensation and ESOP activity of $0.5 million. These increases to stockholders’ equity were partially offset by common dividends paid of $2.8 million and stock repurchases of $0.3 million. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 9.22% at December 31, 2020 from 9.44% at December 31, 2019 (see Non-GAAP reconciliation schedules). The decrease in the TCE ratio was due primarily to significant increases in cash and loans from COVID-19 government stimulus.

In April 2020, banking regulators issued an interim final rule which excluded U.S. SBA PPP loans from the calculation of risk-based capital ratios by assigning a zero percent risk weight. The Company remains well capitalized at December 31, 2020 with a Tier 1 capital to average assets ("leverage ratio") of 9.56% at December 31, 2020 compared to 10.08% at December 31, 2019.

On December 31, 2019, the Company issued a total of 312,747 shares of its common stock, par value $0.01 in a private placement offering. The Company received net proceeds of $10.6 million after deal expenses. On February 15, 2020, the Company used the proceeds and a cash dividend from the Bank to redeem the Company’s outstanding $23.0 million of 6.25% fixed-to-floating rate subordinated notes.

On October 14, 2020, the Company issued $20.0 million in aggregate principal amount 4.75% Fixed to Floating Rate Subordinated Notes due 2030 (the "Offering"), which is treated as Tier 2 Capital at the Company. The Company contributed $10.0 million of net proceeds from the Offering to the Bank as Tier 1 Capital on October 15, 2020 and may use the remainder of the Offering net proceeds for general corporate purposes, to support bank regulatory capital ratios and for potential common stock share repurchases.

Asset Quality

COVID-19 Loan Programs

While the outbreak of COVID-19 adversely impacted a range of industries in the Company's footprint, we have taken steps to protect the health and well-being of our employees and customers and to assist customers who have been impacted by the COVID-19 pandemic. The Coronavirus Aid, Relief and Economic Security ("CARES") Act was signed into law on March 27, 2020. There have been additional clarifications to regulation and legislation since the original law was passed, including the recent legislation that authorized another round of federal government funding for US SBA PPP loans in December 2020.

During 2020 the Company originated 971 US SBA PPP loans with original balances of $140.9 million. As of December 31, 2020, US SBA PPP there were 867 loans with outstanding balances of $110.3 million. We are presently assisting our customers with the additional round of funding which began in January 2021. No credit issues are anticipated with US SBA PPP loans as they are guaranteed by the SBA and the Bank's allowance for loan loss does not include an allowance for US SBA PPP loans.

Beginning in April of 2020, the Company added COVID-19 payment deferral programs for impacted customers. The Company deferred either the full loan payment or the principal component of the loan payment between 90 and 180 days with most deferrals set to a six month period. As of December 31, 2020, $35.4 million or 2.4% of gross portfolio loans had deferral agreements, down $216.1 million from $251.5 million or 16.8% of total gross portfolio loans as of September 30, 2020. This decline was in line with management's estimate of 2% to 4% of loans made at the end of the third quarter. All COVID-19 deferred loans were current prior to the crisis and will not be considered delinquent loans or troubled debt restructures ("TDRs") upon completion of the modification agreements due to provisions in the CARES Act and regulations that permit U.S. financial institutions to temporarily suspend U.S. GAAP requirements to treat such loan modifications as TDRs.

At December 31, 2020, deferrals were reflected in the Company’s asset quality measures for credit classifications (i.e., pass, special mention, substandard, doubtful) and accrual status (i.e., accrual vs. non-accrual). Below are schedules that provide information on COVID-19 deferred loans as of December 31, 2020:

	(UNAUDITED)
COVID-19 Deferred Loans	December 31, 2020			Accrual Loans		Non-Accrual Loans
(dollars in thousands)	Loan Balances	% of Deferred Loans	% of Gross Portfolio Loans	Loan Balances	Number of Loans	Loan Balances	Number of Loans
Commercial real estate	$29,883	84.45%	1.98%	$26,500	10	$3,382	4
Residential first mortgages	1,514	4.28	0.10	1,514	3	—	—
Commercial equipment	3,987	11.27	0.27	3,987	17	—	—
Total	$35,384	100.00%	2.35%	$32,001	30	$3,382	4

COVID-19 Deferred Loans - Next Payment Due by Month	(UNAUDITED)
(dollars in thousands)	Loan Balances	%	Number of Loans
February-21	$4,024	11.38%	5
March-21	8,956	25.31	5
April-21	638	1.80	3
May-21	4,123	11.65	3
June-21	12,821	36.23	5
July-21	1,317	3.72	2
December-21	3,505	9.91	11
Total	$35,384	100.00%	34

COVID-19 Deferred Loans by NAICS Industry (UNAUDITED)			% of Deferred Loans	% of Gross Portfolio Loans
(dollars in thousands)	December 31, 2020	Number of Loans
Real Estate Rental and Leasing	$8,639	5	24.41%	0.57%
Accommodation and Food Services	17,210	5	48.64	1.14
Arts, Entertainment, and Recreation	3,716	4	10.50	0.25
Transportation and Warehousing	3,505	11	9.91	0.23
Retail Trade	395	5	1.12	0.03
Other Industries, Residential Mortgages and Consumer **	1,919	4	5.42	0.13
Total	$35,384	34	100.00%	2.35%
** No NAICS code has been assigned.

Allowance for loan losses ("ALLL") and provision for loan losses ("PLL")

Since December 31, 2019, the Company's general allowance increased reflecting economic uncertainty from the COVID-19 pandemic. ALLL levels increased to 1.29% of portfolio loans at December 31, 2020 compared to 0.75% at December 31, 2019. At and for the year ended December 31, 2020, the Company's ALLL increased $8.5 million or 77.5% to $19.4 million at December 31, 2020 from $10.9 million at December 31, 2019.

The Company recorded a $0.6 million and $10.7 million PLL for the three and twelve months ended December 31, 2020 compared to $0.8 million and $2.1 million for the three and twelve months ended December 31, 2019. During 2020, net charge-offs also increased from the prior year as we resolved several relationships that were substandard relationships prior to the pandemic. The Company's allowance methodology considers quantitative historical loss factors and qualitative factors to determine the estimated level of incurred losses in the Company's loan portfolios. The increased provision was primarily due to the economic effects of the COVID-19 pandemic and considered the potential impact of our loan payment deferral program. The current year growth in the commercial loan portfolios also contributed to provision expense.

Management believes that loans that were part of the COVID-19 deferral program in 2020 are more likely to default in the future and that the identification and resolution of problem credits could be delayed. In our evaluation of current and previously deferred loans, we considered the length of the deferral period, the type and amount of collateral and customer industries. Consistent with regulatory guidance, if new information during the deferral period indicates that there is evidence of default, the Bank may change the classification rating (e.g., change from passing credit to substandard) and accrual status (e.g., change from accrual to non-accrual status) as deemed appropriate. As of December 31, 2020, there were $3.4 million of COVID-19 deferred loans deemed to be non-accrual and substandard based on reviews.

Management believes that the allowance is adequate at December 31, 2020. The ALLL as a percent of total loans may increase or decrease in future periods based on the success or failure of economic recovery coming out of COVID-19 pandemic.

Non-Performing Assets

Classified assets decreased $12.3 million from $34.6 million at December 31, 2019 to $22.4 million at December 31, 2020. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important input into the Company's allowance methodology. Risk ratings are expected to be an important indicator in assessing ongoing credit risks of COVID-19 deferred loans. During the year ended December 31, 2020, the Company offered COVID-19 deferrals to one substandard relationship that was current as of December 31, 2019. As of December 31, 2020 this relationship consisted of four loans totaling $3.4 million that were also considered non-accrual loans.

Non-accrual loans and OREO to total gross portfolio loans and OREO decreased 33 basis points from 1.75% at December 31, 2019 to 1.42% at December 31, 2020. Non-accrual loans, OREO and TDRs to total assets decreased 38 basis points from 1.46% at December 31, 2019 to 1.08% at December 31, 2020. Non-accrual loans increased $0.3 million from $17.9 million at December 31, 2019 to $18.2 million at December 31, 2020. Non-accrual loans of $6.3 million (34%) were current with all payments of principal and interest with specific reserves of $0.1 million at December 31, 2020. Delinquent non-accrual loans were $11.9 million (66%) with specific reserves of $1.3 million at December 31, 2020.

The OREO balance decreased $4.7 million from $7.8 million at December 31, 2019 to $3.1 million at December 31, 2020.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding Company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.0 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” "probable" and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaking or that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters which might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of December 31, 2020. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
CONDENSED CONSOLIDATED INCOME STATEMENT

(dollars in thousands, except per share amounts)	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Interest and Dividend Income
Loans, including fees	$16,776	$16,176	$16,277	$16,502	$16,565
Interest and dividends on securities	1,091	1,269	1,341	1,469	1,508
Interest on deposits with banks	46	38	20	68	206
Total Interest and Dividend Income	17,913	17,483	17,638	18,039	18,279
Interest Expense
Deposits	1,166	1,534	1,937	3,044	3,777
Short-term borrowings	—	14	28	69	65
Long-term debt	775	567	449	573	724
Total Interest Expense	1,941	2,115	2,414	3,686	4,566
Net Interest Income ("NII")	15,972	15,368	15,224	14,353	13,713
Provision for loan losses	600	2,500	3,500	4,100	805
NII After Provision For Loan Losses	15,372	12,868	11,724	10,253	12,908
Noninterest Income
Loan appraisal, credit, and miscellaneous charges	76	49	35	14	131
Gain on sale of asset	—	6	—	—	—
Net gains on sale of investment securities	714	229	112	329	226
Unrealized gains (losses) on equity securities	(14)	—	40	75	(22)
Loss on premises and equipment held for sale	—	—	—	—	(1)
Income from bank owned life insurance	220	222	220	219	223
Service charges	960	839	709	982	916
Referral fee income	414	321	1,143	502	740
Total Noninterest Income	2,370	1,666	2,259	2,121	2,213
Noninterest Expense
Compensation and benefits	4,552	5,099	4,714	5,188	5,408
OREO valuation allowance and expenses	897	421	1,100	782	212
Sub Total	5,449	5,520	5,814	5,970	5,620
Operating Expenses
Occupancy expense	806	734	736	734	812
Advertising	145	129	130	121	152
Data processing expense	829	990	924	928	780
Professional fees	658	652	477	626	649
Depreciation of premises and equipment	154	142	151	158	165
Telephone communications	49	43	53	43	39
Office supplies	28	31	30	31	45
FDIC Insurance	260	249	260	170	(3)
Core deposit intangible amortization	139	144	151	157	163
Other	955	817	671	745	1,066
Total Operating Expenses	4,023	3,931	3,583	3,713	3,868
Total Noninterest Expense	9,472	9,451	9,397	9,683	9,488
Income before income taxes	8,270	5,083	4,586	2,691	5,633
Income tax expense	2,131	1,284	1,136	(57)	1,558
Net Income	$6,139	$3,799	$3,450	$2,748	$4,075

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
CONDENSED CONSOLIDATED BALANCE SHEETS

					(Audited)
(dollars in thousands, except per share amounts)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Assets
Cash and due from banks	$56,887	$93,130	$103,914	$15,498	$25,065
Federal funds sold	—	69,431	29,456	—	—
Interest-bearing deposits with banks	20,178	25,132	13,051	10,344	7,404
Securities available for sale ("AFS"), at fair value	246,105	229,620	234,982	214,163	208,187
Equity securities carried at fair value through income	4,855	4,851	4,831	4,768	4,669
Non-marketable equity securities held in other financial institutions	207	209	209	209	209
Federal Home Loan Bank ("FHLB") stock - at cost	2,777	3,415	4,691	5,627	3,447
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	107,960	127,811	125,638	—	—
Portfolio Loans Receivable net of allowance for loan losses of $19,424, $18,829, $16,319, $15,061, and $10,942	1,486,115	1,479,313	1,478,498	1,477,087	1,445,109
Net Loans	1,594,075	1,607,124	1,604,136	1,477,087	1,445,109
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	20,271	20,671	20,972	21,305	21,662
Premises and equipment held for sale	430	430	430	430	430
Other real estate owned ("OREO")	3,109	3,998	3,695	6,338	7,773
Accrued interest receivable	8,717	8,975	6,773	5,077	5,019
Investment in bank owned life insurance	38,061	37,841	37,619	37,399	37,180
Core deposit intangible	1,527	1,666	1,810	1,961	2,118
Net deferred tax assets	7,909	7,307	6,565	6,421	6,168
Right of use assets - operating leases	7,831	8,005	8,132	8,257	8,382
Other assets	2,665	4,797	1,655	902	3,879
Total Assets	$2,026,439	$2,137,437	$2,093,756	$1,826,621	$1,797,536
Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing deposits	$362,079	$360,839	$356,196	$254,114	$241,174
Interest-bearing deposits	1,383,523	1,418,767	1,314,168	1,258,475	1,270,663
Total deposits	1,745,602	1,779,606	1,670,364	1,512,589	1,511,837
Short-term borrowings	—	—	5,000	27,000	5,000
Long-term debt	27,302	42,319	67,336	67,353	40,370
Paycheck Protection Program Liquidity Facility ("PPPLF") Advance	—	85,893	126,801	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75% and 6.25%	19,526	—	—	—	23,000
Lease liabilities - operating leases	8,088	8,193	8,296	8,397	8,495
Accrued expenses and other liabilities	15,908	16,576	14,517	14,015	15,340
Total Liabilities	1,828,426	1,944,587	1,904,314	1,641,354	1,616,042
Stockholders' Equity
Common stock	59	59	59	59	59
Additional paid in capital	95,965	95,799	95,687	95,581	95,474
Retained earnings	97,944	92,814	89,781	87,070	85,059
Accumulated other comprehensive income	4,504	4,780	4,517	3,159	1,504
Unearned ESOP shares	(459)	(602)	(602)	(602)	(602)
Total Stockholders' Equity	198,013	192,850	189,442	185,267	181,494
Total Liabilities and Stockholders' Equity	$2,026,439	$2,137,437	$2,093,756	$1,826,621	$1,797,536

Common shares issued and outstanding	5,903,613	5,911,940	5,911,715	5,910,064	5,900,249

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS

(dollars in thousands, except per share amounts)	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.18%	0.73%	0.69%	0.61%	0.91%
Pre-tax Pre-Provision ROAA**	1.71	1.46	1.62	1.51	1.43
Return on average common equity ("ROACE")	12.51	7.86	7.27	6.00	9.58
Pre-tax Pre-Provision ROACE**	18.08	15.69	17.03	14.82	15.14
Average total equity to average total assets	9.46	9.33	9.52	10.20	9.46
Interest rate spread	3.29	3.15	3.21	3.21	3.05
Net interest margin	3.40	3.27	3.34	3.43	3.29
Cost of funds	0.42	0.46	0.54	0.93	1.14
Cost of deposits	0.26	0.37	0.48	0.82	1.00
Cost of debt	3.45	1.16	1.06	2.61	3.19
Efficiency ratio	51.64	55.48	53.75	58.78	59.58
Noninterest expense to average assets	1.83	1.82	1.88	2.15	2.11
Net operating expense to average assets	1.37	1.50	1.43	1.68	1.62
Avg. int-earning assets to avg. int-bearing liabilities	126.18	125.40	125.51	124.44	122.50
Net charge-offs to average portfolio loans	—	—	0.61	—	0.32
COMMON SHARE DATA
Basic net income per common share	$1.04	$0.64	$0.59	$0.47	$0.73
Diluted net income per common share	1.04	0.64	0.59	0.47	0.73
Cash dividends paid per common share	0.125	0.125	0.125	0.125	0.125
Weighted average common shares outstanding:
Basic	5,892,751	5,895,074	5,894,009	5,886,981	5,563,455
Diluted	5,894,494	5,895,074	5,894,009	5,886,981	5,563,455
ASSET QUALITY
Total assets	$2,026,439	$2,137,437	$2,093,756	$1,826,621	$1,797,536
Gross portfolio loans (1)	1,504,275	1,496,532	1,492,745	1,490,089	1,454,172
Classified assets	22,358	24,600	25,115	33,489	34,636
Allowance for loan losses	19,424	18,829	16,319	15,061	10,942
Past due loans - 31 to 89 days	179	838	5,843	7,921	549
Past due loans >=90 days	12,144	17,230	20,072	12,877	12,778
Total past due loans (2) (3)	12,323	18,068	25,915	20,798	13,327

Non-accrual loans (4)	18,222	20,148	22,896	16,349	17,857
Accruing troubled debt restructures ("TDRs")	572	573	593	641	650
Other real estate owned ("OREO")	3,109	3,998	3,695	6,338	7,773
Non-accrual loans, OREO and TDRs	$21,903	$24,719	$27,184	$23,328	$26,280

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)	Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans.
(2)	Delinquency excludes Purchase Credit Impaired ("PCI") loans.
(3)	As of January 31, 2021 there were zero loans that were reported as delinquent as of December 31, 2020 with approved COVID-19 loan deferrals not yet completed.
(4)	Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At December 31, 2020 and December 31, 2019, the Company had current non-accrual loans of $6.3 million and $5.1 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS

(dollars in thousands, except per share amounts)	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSET QUALITY RATIOS (1)
Classified assets to total assets	1.10%	1.15%	1.20%	1.83%	1.93%
Classified assets to risk-based capital	9.61	11.89	12.49	17.00	16.21
Allowance for loan losses to portfolio loans	1.29	1.26	1.09	1.01	0.75
Allowance for loan losses to non-accrual loans	106.60	93.45	71.27	92.12	61.28
Past due loans - 31 to 89 days to portfolio loans	0.01	0.06	0.39	0.53	0.04
Past due loans >=90 days to portfolio loans	0.81	1.15	1.34	0.86	0.88
Total past due (delinquency) to portfolio loans	0.82	1.21	1.74	1.40	0.92
Non-accrual loans to portfolio loans	1.21	1.35	1.53	1.10	1.23
Non-accrual loans and TDRs to portfolio loans	1.25	1.38	1.57	1.14	1.27
Non-accrual loans and OREO to total assets	1.05	1.13	1.27	1.24	1.43
Non-accrual loans and OREO to portfolio loans and OREO	1.42	1.61	1.78	1.52	1.75
Non-accrual loans, OREO and TDRs to total assets	1.08	1.16	1.30	1.28	1.46
COMMON SHARE DATA
Book value per common share	$33.54	$32.62	$32.05	$31.35	$30.76
Tangible book value per common share**	31.45	30.51	29.91	29.18	28.57
Common shares outstanding at end of period	5,903,613	5,911,940	5,911,715	5,910,064	5,900,249
OTHER DATA
Full-time equivalent employees	189	189	194	196	194
Branches	12	12	12	12	12
Loan Production Offices	4	4	4	4	5
CAPITAL RATIOS
Tier 1 capital to average assets	9.56%	9.73%	9.76%	10.20%	10.08%
Tier 1 common capital to risk-weighted assets	11.47	11.11	11.12	11.04	11.11
Tier 1 capital to risk-weighted assets	12.23	11.87	11.89	11.82	11.91
Total risk-based capital to risk-weighted assets	14.69	13.06	12.94	12.80	14.16
Common equity to assets	9.77	9.02	9.05	10.14	10.10
Tangible common equity to tangible assets **	9.22	8.49	8.50	9.51	9.44

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)	Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)
CONDENSED CONSOLIDATED INCOME STATEMENT

				(Audited)
(dollars in thousands, except per share amounts)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Interest and Dividend Income
Loans, including fees	$16,776	$16,565	$65,731	$65,602
Interest and dividends on securities	1,091	1,508	5,170	6,414
Interest on deposits with banks	46	206	172	437
Total Interest and Dividend Income	17,913	18,279	71,073	72,453
Interest Expense
Deposits	1,166	3,777	7,681	15,378
Short-term borrowings	—	65	111	774
Long-term debt	775	724	2,364	2,767
Total Interest Expense	1,941	4,566	10,156	18,919
Net Interest Income ("NII")	15,972	13,713	60,917	53,534
Provision for loan losses	600	805	10,700	2,130
NII After Provision For Loan Losses	15,372	12,908	50,217	51,404
Noninterest Income
Loan appraisal, credit, and misc. charges	76	131	174	335
Gain on sale of assets	—	—	6	—
Net gains on sale of investment securities	714	226	1,384	226
Unrealized gains (losses) on equity securities	(14)	(22)	101	134
Loss on premises and equipment held for sale	—	(1)	—	(1)
Income from bank owned life insurance	220	223	881	885
Service charges	960	916	3,490	3,308
Referral fee income	414	740	2,380	879
Total Noninterest Income	2,370	2,213	8,416	5,766
Noninterest Expense
Compensation and benefits	4,552	5,408	19,553	20,445
OREO valuation allowance and expenses	897	212	3,200	963
Sub-total	5,449	5,620	22,753	21,408
Operating Expense
Occupancy expense	806	812	3,010	3,101
Advertising	145	152	525	762
Data processing expense	829	780	3,671	3,048
Professional fees	658	649	2,413	2,196
Depreciation of premises and equipment	154	165	605	685
Telephone communications	49	39	188	203
Office supplies	28	45	120	149
FDIC Insurance	260	(3)	939	334
Core deposit intangible amortization	139	163	591	688
Other	955	1,066	3,188	3,659
Total Operating Expense	4,023	3,868	15,250	14,825
Total Noninterest Expense	9,472	9,488	38,003	36,233
Income before income taxes	8,270	5,633	20,630	20,937
Income tax expense	2,131	1,558	4,494	5,665
Net Income	$6,139	$4,075	$16,136	$15,272

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)

	Year Ended December 31,
	2020	2019
KEY OPERATING RATIOS
Return on average assets ("ROAA")	0.81%	0.88%
Pre-tax Pre-Provision ROAA**	1.58	1.32
Return on average common equity ("ROACE")	8.46	9.32
Pre-tax Pre-Provision ROACE**	16.43	14.07
Average total equity to average total assets	9.61	9.40
Interest rate spread	3.22	3.06
Net interest margin	3.36	3.31
Cost of funds	0.57	1.22
Cost of deposits	0.47	1.06
Cost of debt	1.74	3.59
Efficiency ratio	54.81	61.10
Noninterest expense to average assets	1.91	2.08
Net operating expense to average assets	1.49	1.75
Avg. int-earning assets to avg. int-bearing liabilities	125.41	121.62
Net charge-offs to average portfolio loans (1)	0.15	0.16
COMMON SHARE DATA
Basic net income per common share	$2.74	$2.75
Diluted net income per common share	2.74	2.75
Cash dividends paid per common share	0.50	0.50
Weighted average common shares outstanding:
Basic	5,892,269	5,560,588
Diluted	5,893,559	5,560,588

____________________________________
** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

(1)	Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total assets	$2,026,439	$2,137,437	$2,093,756	$1,826,621	$1,797,536
Less: Intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	1,527	1,666	1,810	1,961	2,118
Total intangible assets	12,362	12,501	12,645	12,796	12,953
Tangible assets	$2,014,077	$2,124,936	$2,081,111	$1,813,825	$1,784,583

Total common equity	$198,013	$192,850	$189,442	$185,267	$181,494
Less: Intangible assets	12,362	12,501	12,645	12,796	12,953
Tangible common equity	$185,651	$180,349	$176,797	$172,471	$168,541

Common shares outstanding at end of period	5,903,613	5,911,940	5,911,715	5,910,064	5,900,249

GAAP common equity to assets	9.77%	9.02%	9.05%	10.14%	10.10%
Non-GAAP tangible common equity to tangible assets	9.22%	8.49%	8.50%	9.51%	9.44%

GAAP common book value per share	$33.54	$32.62	$32.05	$31.35	$30.76
Non-GAAP tangible common book value per share	$31.45	$30.51	$29.91	$29.18	$28.57

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA") and PTPP Return on Average Common Equity ("ROACE")

We believe that pre-tax pre-provision income, which reflects our profitability before income taxes and loan loss provisions, allows investors to better assess our operating income and expenses in relation to our core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. We also believe that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended					For the Year Ended
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (as reported)	$6,139	$3,799	$3,450	$2,748	$4,075	$16,136	$15,272
Provision for loan losses	600	2,500	3,500	4,100	805	10,700	2,130
Income tax expenses	2,131	1,284	1,136	(57)	1,558	4,494	5,665
Non-GAAP PTPP income	$8,870	$7,583	$8,086	$6,791	$6,438	$31,330	$23,067

GAAP ROAA	1.18%	0.73%	0.69%	0.61%	0.91%	0.81%	0.88%
Pre-tax Pre-Provision ROAA	1.71%	1.46%	1.62%	1.51%	1.43%	1.58%	1.32%

GAAP ROACE	12.51%	7.86%	7.27%	6.00%	9.58%	8.46%	9.32%
Pre-tax Pre-Provision ROACE	18.08%	15.69%	17.03%	14.82%	15.14%	16.43%	14.07%

Average assets	$2,074,707	$2,071,487	$1,995,552	$1,797,426	$1,797,182	$1,985,275	$1,743,448
Average equity	$196,279	$193,351	$189,890	$183,272	$170,058	$190,720	$163,936

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	Three Months Ended December 31,						For the Three Months Ended
	2020			2019			December 31, 2020			September 30, 2020
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,027,831	$10,833	4.22%	$939,570	$11,044	4.70%	$1,027,831	$10,833	4.22%	$1,006,436	$10,627	4.22%
Residential first mortgages	140,303	1,132	3.23	166,448	1,457	3.50	140,303	1,132	3.23	157,039	1,188	3.03
Residential rentals	134,564	1,468	4.36	119,851	1,485	4.96	134,564	1,468	4.36	132,572	1,499	4.52
Construction and land development	35,910	435	4.85	32,707	468	5.72	35,910	435	4.85	38,861	448	4.61
Home equity and second mortgages	30,045	268	3.57	36,102	477	5.29	30,045	268	3.57	32,670	295	3.61
Commercial and equipment loans	107,245	1,320	4.92	125,272	1,620	5.17	107,245	1,320	4.92	116,472	1,205	4.14
SBA PPP loans	120,473	1,308	4.34	—	—	—	120,473	1,308	4.34	127,092	902	2.84
Consumer loans	1,058	12	4.54	1,020	14	5.49	1,058	12	4.54	1,102	12	4.36
Allowance for loan losses	(19,138)	—	—	(11,472)	—	—	(19,138)	—	—	(16,738)	—	—
Net loans (1)	$1,578,291	$16,776	4.25	1,409,498	16,565	4.70	1,578,291	16,776	4.25	1,595,506	16,176	4.06
Taxable investment securities	211,101	978	1.85	218,741	1,508	2.76	211,101	978	1.85	218,305	1,143	2.09
Nontaxable investment securities	20,378	113	2.22	—	—	—	20,378	113	2.22	23,633	126	2.13
Interest-bearing deposits in other banks	28,970	23	0.32	25,087	133	2.12	28,970	23	0.32	24,713	25	0.40
Federal funds sold	42,841	23	0.21	12,846	73	2.27	42,841	23	0.21	20,561	13	0.25
Total Interest-Earning Assets	1,881,581	17,913	3.81	1,666,172	18,279	4.39	1,881,581	17,913	3.81	1,882,718	17,483	3.71
Cash and cash equivalents	88,963			27,808			88,963			87,895
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	1,617			2,224			1,617			1,761
Other assets	91,711			90,143			91,711			88,278
Total Assets	$2,074,707			$1,797,182			$2,074,707			$2,071,487

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$366,726	$—	—%	$243,728	$—	—%	$366,726	$—	—%	$351,951	$—	—%
Interest-bearing liabilities:
Savings	96,529	17	0.07	68,855	17	0.10	96,529	17	0.07	89,036	20	0.09
Interest-bearing demand and money market accounts	948,449	268	0.11	771,542	1,785	0.93	948,449	268	0.11	848,981	313	0.15
Certificates of deposit	356,261	881	0.99	420,877	1,975	1.88	356,261	881	0.99	363,296	1,201	1.32
Total interest-bearing deposits	1,401,239	1,166	0.33	1,261,274	3,777	1.20	1,401,239	1,166	0.33	1,301,313	1,534	0.47
Total Deposits	1,767,965	1,166	0.26	1,505,002	3,777	1.00	1,767,965	1,166	0.26	1,653,264	1,534	0.37
Long-term debt	28,341	457	6.45	49,343	229	1.86	28,341	457	6.45	63,847	380	2.38
Short-term debt	—	—	—	14,565	65	1.79	—	—	—	3,159	14	1.77
PPPLF Advance	32,677	29	0.35	—	—	—	32,677	29	0.35	121,070	107	0.35
Subordinated Notes	16,888	211	5.00	23,000	359	6.24	16,888	211	5.00	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	78	2.60	12,000	136	4.53	12,000	78	2.60	12,000	80	2.67
Total Debt	89,906	775	3.45	98,908	789	3.19	89,906	775	3.45	200,076	581	1.16
Total Interest-Bearing Liabilities	1,491,145	1,941		1,360,182	4,566		1,491,145	1,941		1,501,389	2,115
Total Funds	1,857,871	1,941		1,603,910	4,566		1,857,871	1,941		1,853,340	2,115
Other liabilities	20,557			23,214			20,557			24,796
Stockholders' equity	196,279			170,058			196,279			193,351
Total Liabilities and Stockholders' Equity	$2,074,707			$1,797,182			$2,074,707			$2,071,487

Net interest income		$15,972			$13,713			$15,972			$15,368

Interest rate spread			3.29%			3.05%			3.29%			3.15%
Net yield on interest-earning assets			3.40%			3.29%			3.40%			3.27%
Average interest-earning assets to average interest bearing liabilities			126.18%			122.50%			126.18%			125.40%
Average loans to average deposits			89.27%			93.65%			89.27%			96.51%
Average transaction deposits to total average deposits **			79.85%			72.03%			79.85%			78.03%

Cost of funds			0.42%			1.14%			0.42%			0.46%
Cost of deposits			0.26%			1.00%			0.26%			0.37%
Cost of debt			3.45%			3.19%			3.45%			1.16%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $96,000, $240,000 and $111,000 of accretion interest for the three months ended December 31, 2020 and 2019, and September 30, 2020, respectively.

** Transaction deposits exclude time deposits.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Years Ended December 31,
	2020			2019
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$993,478	$43,239	4.35%	$912,954	$43,016	4.71%
Residential first mortgages	159,265	5,229	3.28	159,702	5,840	3.66
Residential rentals	132,524	5,841	4.41	121,912	6,186	5.07
Construction and land development	37,930	1,795	4.73	32,590	1,897	5.82
Home equity and second mortgages	33,458	1,334	3.99	36,330	2,066	5.69
Commercial and equipment loans	113,886	5,539	4.86	118,399	6,538	5.52
SBA PPP loans	90,345	2,704	2.99	—	—	—
Consumer loans	1,099	50	4.55	920	59	6.41
Allowance for loan losses	(15,681)	—	—	(11,170)	—	—
Net loans (1)	$1,546,304	$65,731	4.25	$1,371,637	$65,602	4.78
Taxable investment securities	214,187	4,832	2.26	227,693	6,414	2.82
Nontaxable investment securities	14,214	338	2.38	—	—	—
Interest-bearing deposits in other banks	19,444	110	0.57	8,719	237	2.72
Federal funds sold	20,890	62	0.30	7,577	200	2.64
Total Interest-Earning Assets	1,815,039	71,073	3.92	1,615,626	72,453	4.48
Cash and cash equivalents	68,651			23,044
Goodwill	10,835			10,835
Core deposit intangible	1,837			2,479
Other assets	88,913			91,464
Total Assets	$1,985,275			$1,743,448

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$324,597	$—	—%	$226,964	$—	—%
Interest-bearing liabilities:
Savings	84,463	85	0.10	70,130	70	0.10
Interest-bearing demand and money market accounts	850,023	2,386	0.28	710,709	6,771	0.95
Certificates of deposit	370,743	5,210	1.41	448,924	8,537	1.90
Total Interest-bearing deposits	1,305,229	7,681	0.59	1,229,763	15,378	1.25
Total Deposits	1,629,826	7,681	0.47	1,456,727	15,378	1.06
Debt:
Long-term debt	53,615	1,373	2.56	32,702	743	2.27
Short-term borrowings	8,156	111	1.36	30,965	774	2.50
PPPLF Advances	60,360	211	0.35	—	—	—
Subordinated Notes	7,953	395	4.97	23,000	1,438	6.25
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	385	3.21	12,000	586	4.88
Total Debt	142,084	2,475	1.74	98,667	3,541	3.59
Total Interest-Bearing Liabilities	1,447,313	10,156	0.70	1,328,430	18,919	1.42
Total funds	1,771,910	10,156		1,555,394	18,919
Other liabilities	22,645			24,118
Stockholders' equity	190,720			163,936
Total Liabilities and Stockholders' Equity	$1,985,275			$1,743,448

Net interest income		$60,917			$53,534

Interest rate spread			3.22%			3.06%
Net yield on interest-earning assets			3.36%			3.31%
Average interest-earning assets to average interest bearing liabilities			125.41%			121.62%
Average loans to average deposits			94.88%			94.16%
Average transaction deposits to total average deposits **			77.25%			69.18%

Cost of funds			0.57%			1.22%
Cost of deposits			0.47%			1.06%
Cost of debt			1.74%			3.59%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $0.6 million and $0.9 million of accretion interest years ended December 31, 2020 and 2019, respectively.

** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

BY LOAN TYPE	December 31, 2020%		September 30, 2020%		June 30, 2020%		March 31, 2020%		December 31, 2019%
Portfolio Type:
Commercial real estate	$1,049,147	69.75%	$1,021,987	68.29%	$996,111	66.73%	$977,678	65.61%	$964,777	66.34%
Residential first mortgages	133,779	8.89	147,756	9.87	165,670	11.10	170,795	11.46	167,710	11.53
Residential rentals	139,059	9.24	137,950	9.22	132,590	8.88	133,016	8.93	123,601	8.50
Construction and land development	37,520	2.49	36,061	2.41	37,580	2.52	38,627	2.59	34,133	2.35
Home equity and second mortgages	29,129	1.94	31,427	2.10	33,873	2.27	35,937	2.41	36,098	2.48
Commercial loans	52,921	3.52	58,894	3.94	63,249	4.24	70,971	4.76	63,102	4.34
Consumer loans	1,027	0.07	1,081	0.07	1,117	0.07	1,134	0.08	1,104	0.08
Commercial equipment	61,693	4.10	61,376	4.10	62,555	4.19	61,931	4.16	63,647	4.38
Gross portfolio loans	1,504,275	100.00%	1,496,532	100.00%	1,492,745	100.00%	1,490,089	100.00%	1,454,172	100.00%
Net deferred costs	1,264	0.08%	1,610	0.11%	2,072	0.14%	2,059	0.14%	1,879	0.13%
Allowance for loan losses	(19,424)	(1.29)%	(18,829)	(1.26)%	(16,319)	(1.09)%	(15,061)	(1.01)%	(10,942)	(0.75)%
	(18,160)		(17,219)		(14,247)		(13,002)		(9,063)
Net portfolio loans	$1,486,115		$1,479,313		$1,478,498		$1,477,087		$1,445,109

U.S. SBA PPP loans	$110,320		$131,088		$129,384		$—		$—
Net deferred fees	(2,360)		(3,277)		(3,746)		—		—
Net SBA PPP loans	$107,960		$127,811		$125,638		$—		$—

Total net loans	$1,594,075		$1,607,124		$1,604,136		$1,477,087		$1,445,109

Gross loans	$1,614,595		$1,627,620		$1,622,129		$1,490,089		$1,454,172

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	4.11%	4.20%	4.32%	4.52%	4.59%
Residential first mortgages	3.93%	3.93%	3.93%	3.93%	3.95%
Residential rentals	4.26%	4.30%	4.45%	4.69%	4.79%
Construction and land development	4.28%	4.40%	4.46%	5.02%	5.12%
Home equity and second mortgages	3.54%	3.56%	3.56%	4.89%	4.90%
Commercial loans	4.56%	4.51%	4.53%	4.92%	5.26%
Consumer loans	5.99%	5.94%	6.05%	6.17%	6.25%
Commercial equipment	4.42%	4.42%	4.44%	4.46%	4.49%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	—%	—%
Total Loans	3.92%	3.94%	4.03%	4.51%	4.58%

Yields without U.S. SBA PPP Loans	4.13%	4.20%	4.29%	—%	—%

ALLOWANCE FOR LOAN LOSSES (UNAUDITED)

	Three Months Ended
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Beginning of period	$18,829	$16,319	$15,061	$10,942	$11,252

Charge-offs	(30)	(65)	(2,262)	—	(1,155)
Recoveries	25	75	20	19	40
Net charge-offs	(5)	10	(2,242)	19	(1,115)

Provision for loan losses	600	2,500	3,500	4,100	805
End of period	$19,424	$18,829	$16,319	$15,061	$10,942

Net charge-offs to average portfolio loans (annualized)	—%	—%	0.61%	—%	0.32%

Breakdown of general and specific allowance as a percentage of gross portfolio loans(1)
General allowance	$18,068	$18,319	$16,215	$13,412	$10,114
Specific allowance	1,356	510	104	1,649	828
	$19,424	$18,829	$16,319	$15,061	$10,942

General allowance	1.20%	1.22%	1.09%	0.90%	0.70%
Specific allowance	0.09%	0.03%	0.01%	0.11%	0.05%
Allowance to gross portfolio loans	1.29%	1.26%	1.09%	1.01%	0.75%

Allowance to non-acquired gross portfolio loans	1.35%	1.31%	1.14%	1.06%	0.79%

Allowance+ Non-PCI FV Mark	$20,174	$19,643	$17,208	$16,096	$12,128
Allowance+ Non-PCI FV Mark to gross portfolio loans	1.34%	1.31%	1.15%	1.08%	0.83%

(1)   Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans.

CLASSIFIED AND SPECIAL MENTION ASSETS (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at December 31, 2020, 2019, 2018, 2017 and 2016, respectively:

	As of
(dollars in thousands)	12/31/2020	12/31/2019	12/31/2018	12/31/2017	12/31/2016
Classified loans
Substandard	$19,249	$26,863	$32,226	$40,306	$30,463
Doubtful	—	—	—	—	137
Loss	—	—	—	—	—
Total classified loans	19,249	26,863	32,226	40,306	30,600
Special mention loans	7,672	—		96	—
Total classified and special mention loans	$26,921	$26,863	$32,226	$40,402	$30,600

Classified loans	$19,249	$26,863	$32,226	$40,306	$30,600
Classified securities	—	—	482	651	883
Other real estate owned	3,109	7,773	8,111	9,341	7,763
Total classified assets	$22,358	$34,636	$40,819	$50,298	$39,246

Total classified assets as a percentage of total assets	1.10%	1.93%	2.42%	3.58%	2.94%
Total classified assets as a percentage of Risk Based Capital	9.61%	16.21%	21.54%	32.10%	26.13%

SUMMARY OF DEPOSITS (UNAUDITED)

	December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$362,079	20.74%	$360,839	20.28%	$356,196	21.32%	$254,114	16.80%	$241,174	15.95%
Interest-bearing:
Demand	590,159	33.81	635,176	35.69	547,639	32.79	517,069	34.19	523,802	34.65
Money market deposits	340,725	19.52	329,617	18.52	314,781	18.85	281,656	18.62	283,438	18.75
Savings	98,783	5.66	90,514	5.09	85,257	5.10	73,874	4.88	69,254	4.58
Certificates of deposit	353,856	20.27	363,460	20.42	366,491	21.94	385,876	25.51	394,169	26.07
Total interest-bearing	1,383,523	79.26	1,418,767	79.72	1,314,168	78.68	1,258,475	83.20	1,270,663	84.05
Total Deposits	$1,745,602	100.00%	$1,779,606	100.00%	$1,670,364	100.00%	$1,512,589	100.00%	$1,511,837	100.00%

Transaction accounts	$1,391,746	79.73%	$1,416,146	79.58%	$1,303,873	78.06%	$1,126,713	74.49%	$1,117,668	73.93%